Free Writing Prospectus (To the Prospectus dated April 4, 2011, as supplemented by the Prospectus Supplement dated May 13, 2013)	Filed Pursuant to Rule 433 Registration Statement No. 333-173299 May 15, 2013

Zions Direct Auctions - View Auction 5/15/13 12:11 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT | Auctions

OPEN ACCOUNT LOGIN

1.800.524.8875

AUCTIONS DIRECTORY ▾ ISSUERS AUCTIONS UNIVERSITY DEMOS

HOME :: HOME :: AUCTION #9591

View Auction

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

The public offering price of each share will be $1,000.

Auction Status:	ACCEPTING BIDS
Auction Start:	5/15/2013 9:00 AM EDT
Auction End:	5/16/2013 4:00 PM EDT
Last Update:	5/15/2013 2:11:11 PM EDT

Security Type:	Preferred Stock
Coupon	To be determined in auction

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BD8
Minimum Offering:	100,000
Maximum Offering:	250,000
Sizing Phase End:	5/16/2013 11:00 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	5.450%
Max. Yield:	5.950%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 191,506,000.00
Current Units Offered:	191,506
Number of Bidders:	62
Number of Bids:	94
Fixed Price:	$ 1,000.00
Current Market-Clearing Yield:	5.950%

Before submitting bids in this auction you must Register or Sign In.

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington

https://www.auctions.zionsdirect.com/auction/9591/summary Page 1 of 2

Zions Direct Auctions - View Auction 5/15/13 12:11 PM OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS Please direct questions regarding the website or bidding procedures to the Auction Administrator. You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/9591/summary Page 2 of 2

Zions Direct Auctions – Bidding Qualification 5/15/13 12:10 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

OPEN ACCOUNT LOGOUT

ZIONS DIRECT Auctions

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST2 :: HOME :: HOME :: AUCTION #9591



Bidding Qualification

ZIONS BANCORPORATION

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

Please confirm your agreement with each of the following by checking the box next to each statement.

☐ I agree that the following contact information is correct:

NAME:	zions test account
E-MAIL:	auctions@zionsdirect.com
TELEPHONE:	800-524-8875

☐ I have accessed or received the Offering Documents.

☐ I understand that the depositary shares and underlying shares of this series Preferred Stock available through Zions Direct Auctions are securities and are not insured by the FDIC, are not deposits of any bank or the issuer and may lose value. All securities are subject to investment risk, including possible loss of your investment.

☐ By participating in this auction, I declare that my investment objective(s), time horizon and risk tolerance allow for the purchase of the securities being offered. Furthermore, I authorize Zions Direct to update my investor profile, if needed, to align my profile with this purchase.

☐ I understand that, while application will be made to list the depositary shares on the New York Stock Exchange, no assurance can be given that the depositary shares will be approved for listing. If the depositary shares are approved for listing, I understand that trading is expected to commence within 30 days of the initial delivery date of the depositary shares.

☐ I understand that Zions Direct is committed to conducting fair, open, and transparent auctions for the benefit of all participants. Zions Direct will not tolerate or conduct business with anyone who attempts to disrupt or manipulate the process for any auction. I agree that by participating in this auction I will not be engaging in any such attempt.

I Agree | I DO NOT Agree

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

https://www.auctions.zionsdirect.com/auction/9591/bidding_qualification Page 1 of 2

Zions Direct Auctions - Bidding Qualification 5/15/13 12:10 PM https://www.auctions.zionsdirect.com/auction/9591/bidding_qualification Page 2 of 2

Zions Direct Auctions – Bid Page 5/15/13 12:10 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

OPEN ACCOUNT LOGOUT

ZIONS DIRECT Auctions 1.800.524.8875

AUCTIONS DIRECTORY ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST2 :: HOME :: HOME :: AUCTION #9591

ZIONS BANCORPORATION

Bid Page

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

The public offering price of each share will be $1,000.

Auction Status:	ACCEPTING BIDS
Auction Start:	5/15/2013 9:00 AM EDT
Auction End:	5/16/2013 4:00 PM EDT
Last Update:	5/15/2013 2:10:38 PM EDT

Security Type:	Preferred Stock
Coupon	To be determined in auction

Offering Documents

Auction Details

ISSUE INFORMATION

CUSIP Number:	989701BD8
Minimum Offering:	100,000
Maximum Offering:	250,000
Sizing Phase End:	5/16/2013 11:00 AM EDT
Bid Multiple:	Multiples of 0.05
Min. Yield:	5.450%
Max. Yield:	5.950%
Fixed Price:	$ 1,000.00

About the Issuer

BIDDING INFORMATION

Auction Phase:	Sizing
Current Principal Offered:	$ 191,506,000.00
Current Units Offered:	191,506
Number of Bidders:	62
Number of Bids:	94
Fixed Price:	$ 1,000.00
Current Market-Clearing Yield:	5.950%

ZDTEST2

Current Market-Clearing Yield: **5.950%**

AUCTION BIDS	Units	Yield	Price	Non-Competitive Bid	Submitted	"In the Money"	Amount Due
1			$ 1,000.00	☐			
2			$ 1,000.00	☐			
3			$ 1,000.00	☐			
4			$ 1,000.00	☐			
5			$ 1,000.00	☐			

Bid Limit: $ 250,000.00 Calculate/Refresh Submit

Auction Activity

Current Market-Clearing Yield: **5.950%**

Bidder	Units	Yield	Fixed Price	Timestamp	Potential Award	Potential Amount Due
#34591	250	--	$ 1,000.00	5/15/2013 9:00:43 AM	250 units	$ 250,000.00
#34593	558	--	$ 1,000.00	5/15/2013 9:01:16 AM	558 units	$ 558,000.00

https://www.auctions.zionsdirect.com/auction/9591/bid Page 1 of 4

Zions Direct Auctions - Bid Page 5/15/13 12:10 PM

#28519	10	--	$ 1,000.00	5/15/2013 9:02:30 AM	10 units	$ 10,000.00
#31345	2,500	--	$ 1,000.00	5/15/2013 9:02:34 AM	2,500 units	$ 2,500,000.00
#34592	283	--	$ 1,000.00	5/15/2013 9:02:38 AM	283 units	$ 283,000.00
#27844	1,000	--	$ 1,000.00	5/15/2013 9:03:23 AM	1,000 units	$ 1,000,000.00
#30762	4,000	--	$ 1,000.00	5/15/2013 9:08:42 AM	4,000 units	$ 4,000,000.00
#13718	4	--	$ 1,000.00	5/15/2013 9:24:59 AM	4 units	$ 4,000.00
#34498	1,350	--	$ 1,000.00	5/15/2013 9:37:13 AM	1,350 units	$ 1,350,000.00
#30376	30,000	--	$ 1,000.00	5/15/2013 9:40:43 AM	30,000 units	$ 30,000,000.00
#32909	20	--	$ 1,000.00	5/15/2013 9:41:52 AM	20 units	$ 20,000.00
#33812	9,531	--	$ 1,000.00	5/15/2013 9:57:09 AM	9,531 units	$ 9,531,000.00
#33699	25	--	$ 1,000.00	5/15/2013 10:10:17 AM	25 units	$ 25,000.00
#22212	5	--	$ 1,000.00	5/15/2013 10:20:56 AM	5 units	$ 5,000.00
#22333	10	--	$ 1,000.00	5/15/2013 10:23:56 AM	10 units	$ 10,000.00
#34498	50	--	$ 1,000.00	5/15/2013 10:36:48 AM	50 units	$ 50,000.00
#34497	100	--	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	--	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	--	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	--	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#34497	100	--	$ 1,000.00	5/15/2013 10:43:56 AM	100 units	$ 100,000.00
#11607	5	--	$ 1,000.00	5/15/2013 10:47:35 AM	5 units	$ 5,000.00
#34506	500	--	$ 1,000.00	5/15/2013 10:52:59 AM	500 units	$ 500,000.00
#34506	250	--	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00
#34506	250	--	$ 1,000.00	5/15/2013 10:52:59 AM	250 units	$ 250,000.00
#34515	100	--	$ 1,000.00	5/15/2013 11:06:00 AM	100 units	$ 100,000.00
#13278	100	--	$ 1,000.00	5/15/2013 11:06:31 AM	100 units	$ 100,000.00
#30762	2,000	--	$ 1,000.00	5/15/2013 11:16:49 AM	2,000 units	$ 2,000,000.00
#34507	250	--	$ 1,000.00	5/15/2013 11:19:39 AM	250 units	$ 250,000.00
#34515	950	--	$ 1,000.00	5/15/2013 11:40:39 AM	950 units	$ 950,000.00
#33748	25	--	$ 1,000.00	5/15/2013 11:41:08 AM	25 units	$ 25,000.00
#22941	30	--	$ 1,000.00	5/15/2013 11:45:28 AM	30 units	$ 30,000.00
#33700	50	--	$ 1,000.00	5/15/2013 12:15:42 PM	50 units	$ 50,000.00
#33664	5	--	$ 1,000.00	5/15/2013 12:28:50 PM	5 units	$ 5,000.00
#33749	50	--	$ 1,000.00	5/15/2013 12:40:20 PM	50 units	$ 50,000.00

https://www.auctions.zionsdirect.com/auction/9591/bid Page 2 of 4

Zions Direct Auctions – Bid Page 5/15/13 12:10 PM

#30763	50	--	$ 1,000.00	5/15/2013 12:48:38 PM	50 units	$ 50,000.00
#33701	200	--	$ 1,000.00	5/15/2013 12:48:43 PM	200 units	$ 200,000.00
#33812	3,538	--	$ 1,000.00	5/15/2013 1:10:49 PM	3,538 units	$ 3,538,000.00
#33750	23	--	$ 1,000.00	5/15/2013 1:13:47 PM	23 units	$ 23,000.00
#33751	7	--	$ 1,000.00	5/15/2013 1:15:41 PM	7 units	$ 7,000.00
#33752	50	--	$ 1,000.00	5/15/2013 2:02:34 PM	50 units	$ 50,000.00
#33793	5,000	--	$ 1,000.00	5/15/2013 9:22:15 AM	5,000 units	$ 5,000,000.00
#6290	2	--	$ 1,000.00	5/15/2013 10:51:12 AM	2 units	$ 2,000.00
#13950	2	--	$ 1,000.00	5/15/2013 10:54:47 AM	2 units	$ 2,000.00
#9610	5	--	$ 1,000.00	5/15/2013 11:18:00 AM	5 units	$ 5,000.00
#22124	11	--	$ 1,000.00	5/15/2013 9:51:00 AM	11 units	$ 11,000.00
#21162	20	--	$ 1,000.00	5/15/2013 12:08:31 PM	20 units	$ 20,000.00
#34498	1,000	--	$ 1,000.00	5/15/2013 9:37:13 AM	1,000 units	$ 1,000,000.00
#34498	2,000	--	$ 1,000.00	5/15/2013 11:02:15 AM	2,000 units	$ 2,000,000.00
#30758	1,000	--	$ 1,000.00	5/15/2013 11:13:05 AM	1,000 units	$ 1,000,000.00
				Auction Totals:	**191,506 units**	**$ 191,506,000.00**

Page 1 of 2

Note: This page will check for updates every minute.

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: AmegyBank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank Colorado, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

https://www.auctions.zionsdirect.com/auction/9591/bid Page 3 of 4

Zions Direct Auctions - Bid Page 5/15/13 12:10 PM You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time. https://www.auctions.zionsdirect.com/auction/9591/bid Page 4 of 4

Zions Direct Auctions - Review & Confirm Bid Submission 5/15/13 12:11 PM

ABOUT PRODUCTS & SERVICES AUCTIONS BOND STORE TRADING UNIVERSITY THINK CUSTOMER SERVICE

ZIONS DIRECT Auctions

OPEN ACCOUNT LOGOUT

1.800.524.8875

AUCTIONS DIRECTORY ▼ ISSUERS AUCTIONS UNIVERSITY DEMOS MY ACCOUNT

ZDTEST2 :: HOME :: HOME :: AUCTION #9591

ZIONS BANCORPORATION

Review & Confirm Bid Submission

Zions Bancorporation / Preferred Stock

Series I Fixed/Floating Rate Non-Cumulative Perpetual Preferred, Non-Callable 10 Years, S&P:BB | Fitch:B | DBRS:B(low) | Kroll:BB

Bidder	Bid #	Units @ Price	Yield	Max. Award	Max. Amt. Due	Status
ZDTEST2	1	1 @ $ 1,000.00	5.450%	1 Units	$ 1,000.00	NEW

Bid Limit: $ 250,000.00 ⚠ I understand that I could be responsible for up to $ 1,000.00 on my award.

☐ I confirm the bids shown in the table above.

Cancel Confirm

Zions Bancorporation has filed a registration statement (Registration Statement No. 333-173299, including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus dated April 4, 2011 contained in that registration statement, the preliminary prospectus supplement dated May 13, 2013 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, you may request these documents by calling Deutsche Bank Securities Inc. toll-free at 1-800-503-4611, Goldman, Sachs & Co. toll-free at 1-866-471-2526, Keefe, Bruyette & Woods, Inc. toll free at 1-800-966-1559 or Macquarie Capital (USA) Inc. toll-free at 1-888-268-3967.

NEWSLETTER Get market information, auction updates, new-issue alerts, and more. It's weekly and it's free! Email Address SUBMIT

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA / SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

ZIONS DIRECT Our Affiliates: Amegy Bank of Texas, California Bank & Trust, The Commerce Bank of Oregon, The Commerce Bank of Washington, National Bank of Arizona, Nevada State Bank, Vectra Bank, Zions Bank

OTHER PRODUCTS CONTACT US ABOUT US SITE MAP PRIVACY POLICY TERMS AND CONDITIONS

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

Powered By Grant Street Group Software That Works®

Secured by Entrust SSL

ZIONS DIRECT

https://www.auctions.zionsdirect.com/auction/9591/bid Page 1 of 1